EXHIBIT 10.5

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (this “Amendment”) is entered into as of August 12, 2026, by and among CADIZ INC., a Delaware corporation (“Cadiz”), CADIZ REAL ESTATE LLC, a Delaware limited liability company (“CRE”), ATEC WATER SYSTEMS, LLC, a Delaware limited liability company (“ATEC”), Octagon Partners LLC, a California limited liability company (“Octagon”; and together with Cadiz, CRE and ATEC, collectively, the “Borrowers”, and each a “Borrower”), ALTER DOMUS (US) LLC, as administrative agent (in such capacity, “Agent”) and the Lenders (as defined below) party hereto.

RECITALS

WHEREAS, the Borrowers, the Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement, dated as of July 2, 2021 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”).

WHEREAS, the Borrowers have requested that the Agent and the Lenders (or at least the requisite percentage thereof) amend the Existing Credit Agreement to extend the Maturity Date.

WHEREAS, the Agent and the Lenders (or at least the requisite percentage thereof) are willing to agree to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.

Amendments to Existing Loan Documents. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Existing Credit Agreement is hereby amended, effective as of the Fifth Amendment Effective Date (defined below), as follows:

a.	Defined Terms. Section 1.1 of the Existing Credit Agreement is amended by amending and restating the following definitions in their entirety:

“Maturity Date”: refers to the following date with respect to each Class of Loans, as applicable; June 30, 2028, with respect to the Secured Loans, and June 30, 2028, with respect to the Unsecured Convertible Loans; provided that, other than pursuant to a Lender Conversion or a Borrower Conversion, no principal amount of the Unsecured Convertible Loans may be repaid or prepaid prior to such date, and neither such date nor this proviso may be amended without the prior written consent of each Unsecured Convertible Lender.

3.

Costs and Expenses. Pursuant to Section 9.5(a) of the Credit Agreement, the Borrowers agree to pay or reimburse all reasonable and documented out-of-pocket costs and expenses incurred or sustained by Agent in connection with this Amendment (including the reasonable and documented fees, charges and disbursements of counsel for Agent), whether or not this Amendment is consummated.

4.

Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction by the Borrowers or other applicable Loan Parties, or waiver by the Agent and the Lenders, of the following conditions precedent (the date on which the following conditions shall have been satisfied (or waived by the Agent and the Lenders), the “Fifth Amendment Effective Date”):

a.	Execution and Delivery. The Agent and the Lenders shall have received copies of this Amendment executed and delivered by each Borrower, the Agent and the Lenders .

b.

Fees and Transaction Costs. All fees and expenses required to be paid on the Fifth Amendment Effective Date pursuant to this Amendment and the Credit Agreement shall have been paid by Cadiz, to the extent a reasonably detailed invoice is received by Cadiz prior to the Fifth Amendment Effective Date, with the exception of the reasonable and documented legal fees of Dentons US LLP, counsel to the Required Lenders, related to this Amendment, which shall be paid no later than seventy-five (75) days after the Fifth Amendment Effective Date, subject to receipt of a reasonably detailed invoice of Dentons US LLP within forty-five (45) days after the Fifth Amendment Effective Date.

c.

Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Fifth Amendment Effective Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)).

d.	No Default. No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date.

5.

Continued Validity of Loan Documents. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of any Loan Party contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

6.	Representations and Warranties. The Loan Parties, jointly and severally, hereby represent and warrant to Agent and the Lenders as follows:

a.

Due Execution and Authorization; Legal, Valid and Binding Obligation. This Amendment has been duly executed and delivered by each of the Loan Parties party hereto. The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Amendment and the Credit Agreement constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

b.

No Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of this Amendment and the Credit Agreement do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject or (iii) violate any Requirements of Law, in each case under clauses (ii) and (iii), where any such conflict or contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

c.

No Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained on or prior to the Fifth Amendment Effective Date, (ii) approvals, consents, exemptions, authorizations or other actions by, or other notices to, or filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (iii) and any report to be filed by Cadiz Inc. with the U.S. Securities and Exchange Commission, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

7.

Ratification. Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

8.

Counterparts; Integration; Effectiveness. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed electronic counterpart of a signature page to this Amendment will be as effective as delivery of a manually executed counterpart of this Amendment.

9.

Miscellaneous. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof. This Amendment shall be binding upon and inure to the benefit of Agent, each of the Lenders, the Borrowers, and to each of their respective successors in title and assigns. This Amendment may not be modified or amended except in a manner permitted by Section 9.1 of the Credit Agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

10.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.

Direction to the Agent. The Lenders party hereto hereby (i) authorize and direct the Agent to execute and deliver this Amendment and (ii) acknowledge and agree that (x) the direction in this Section 11 constitutes a direction from the Lenders under the provisions of Section 8 of the Credit Agreement and (y) Section 8 of the Credit Agreement (including Sections 8.3 and 8.7 thereof) shall apply to any and all actions taken by the Agent in accordance with such direction.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

CADIZ INC.

By: /s/ Stanley E. Speer

Name:  Stanley E. Speer

Title:  Chief Financial Officer

CADIZ REAL ESTATE LLC

By: /s/ Stanley E. Speer

Name:  Stanley E. Speer

Title: Chief Executive Officer, Manager and Chairman

ATEC WATER SYSTEMS, LLC

By: /s/ Stanley E. Speer

Name:  Stanley E. Speer

Title:  Chief Financial Officer

OCTAGON PARTNERS LLC

By: /s/ Stanley E. Speer

Name: Stanley E. Speer

Title: Manager

AGENT:

ALTER DOMUS (US) LLC

By: /a/ Matthew Trybula

Name:  Matthew Trybula

Title:  Head of Legal, Commercial Transactions

LENDERS:

HHC $ FUND 2012

By: /s/ Pieter Heerema

Name: Pieter Heerema

Title: Authorized Person

WHITEFORT CAPITAL MASTER FUND, LP

By: Whitefort Capital Management, LP, its Investment Advisor

By: /s/ Joe Kaplan

Name:  Joe Kaplan

Title: Authorized Signer